Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Hurco Companies, Inc. of our report dated January 10, 2025, relating to the financial statements of Hurco Companies, Inc. and the effectiveness of Hurco Companies, Inc.’s internal control over financial reporting appearing in the Annual Report on Form 10-K of Hurco Companies, Inc. for the year ended October 31, 2024.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana

March 13, 2025